Exhibit 23(i)

1025 Thomas Jefferson Street, N.W.		777 Brickell Avenue
Suite 400 East		Suite 500
Washington, D.C. 20007-5208		Miami, FL 33131-2803
(202) 965-8100	Gary O. Cohen	(305) 371-2600
Fax: (202) 965-8104	(202) 965-8152	Fax: (305) 372-9928
goc@jordenusa.com
175 Powder Forest Drive
	October 22, 2009	Suite 301
Simsbury, CT 06089-9658
(860) 392-5000
AARP Funds		Fax: (860) 392-5058

650 F Street, NW

Washington, DC 20004

Executives:

This opinion is given in connection with the filing with the Securities and Exchange Commission (“SEC”) by AARP Funds, a Delaware statutory trust (the “Trust”), of Post-Effective Amendment No. 11 under the Securities Act of 1933 (“1933 Act”) and Amendment No. 13 under the Investment Company Act of 1940 (“1940 Act”) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129081 and 811-21825, the “Registration Statement”) relating to an indefinite number of the Trust’s authorized shares of beneficial interest, including shares of beneficial interest for each series (“Fund”) of the Trust.  The Trust currently consists of the following Funds: AARP Aggressive Fund, AARP Moderate Fund, AARP Conservative Fund, AARP Income Fund and AARP Money Market Fund.  The Trust’s authorized shares of beneficial interest relating to each Fund are hereinafter referred to collectively as “Shares.”

We have examined the following Trust documents for purposes of this opinion: Amended and Restated Certificate of Trust, dated December 12, 2005; Amended and Restated Declaration of Trust, dated December 12, 2005; Amended Schedule A to Amended and Restated Declaration of Trust, dated July 28, 2006; Amended and Restated Bylaws, dated December 12, 2005; certain resolutions adopted by the Board of Trustees; the Notification of Registration on Form N-8A filed with the SEC under the 1940 Act on October 17, 2005 and amended on Form N-8A on December 22, 2005, and the Registration Statement as originally filed with the SEC under the 1933 Act and the 1940 Act on the same date; and certain amendments thereto, including among others, Post-Effective Amendment No. 2 to the Registration Statement under the 1933 Act and Amendment No. 4 to the Registration Statement under the 1940 Act concerning the AARP Money Market Fund filed on June 19, 2006, and Post-Effective Amendment No. 4 to the Registration Statement under the 1933 Act and Amendment No. 6 to the Registration Statement under the 1940 Act concerning the AARP Income Fund filed on September 27, 2006, and Post-Effective Amendment No. 11 to the Registration Statement under the 1933 Act and Amendment No. 13 to the Registration Statement under the 1940 Act substantially in the form in which the Amendments are to be filed with the SEC.  We have also examined, for purposes of this opinion, a Certificate of Good Standing issued by the State of Delaware on October 21, 2009 and pertinent provisions of the laws of Delaware, and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

Jorden Burt LLP

www.jordenburt.com

We are not members of the Delaware bar; nevertheless, based on the foregoing examination, we are of the opinion that:

1.     the Trust is a trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

2.     the Shares to be offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid, and non-assessable.

We are admitted to the Bar of the District of Columbia and generally do not purport to be familiar with the laws of Delaware.  Insofar as any opinion set forth herein relates to Delaware law, such opinion is based, with the Trust’s approval, solely upon our examination of the Delaware Statutory Trust Act, addressing matters such as due formation and, in effect, the authorization and issuance of shares of beneficial interest, and our understanding of that law, but any opinion expressed herein does not extend to the securities or “Blue Sky” laws of Delaware or to federal securities or other laws.

The opinion expressed herein is solely for your benefit and may not be relied on in any manner or for any purpose by any other person.  We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred from the opinion expressed herein.  The opinion expressed herein is given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement, as amended.  We further consent to the reference to our name under the caption “Legal Counsel” in the Statement of Additional Information filed as part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Jorden Burt LLP

Jorden Burt LLP